Columbia Seligman Premium Technology Growth Fund, Inc.

Tri-Continental Corporation

(each a “Registrant”)

POWER OF ATTORNEY

Each of the undersigned, as directors of the above listed investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and/or the Investment Company Act of 1940 with the Securities and Exchange Commission, constitutes and appoints Scott R. Plummer, Christopher O. Petersen, Paul B. Goucher, Michael E. DeFao, Ryan C. Larrenaga, Joseph L. D’Alessandro, and Megan E. Garcy, each individually, his or her true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”) with power of substitution or resubstitution, in any and all capacities, including without limitation in the undersigned’s capacity as a director of each Registrant, in the furtherance of the business and affairs of each Registrant: (i) to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with the Securities Act of 1933, the Investment Company Act of 1940, the Securities Exchange Act of 1934 (together the “Acts”) and any other applicable federal securities laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission (“SEC”) in respect thereof, in connection with the filing and effectiveness of each Registrant’s Registration Statement regarding the registration of each Registrant or its shares of common stock, and any and all amendments thereto, including without limitation any reports, forms or other filings required by the Acts or any other applicable federal securities laws, or rules, regulations or requirements of the SEC; and (ii) to execute any and all federal, state or foreign regulatory or other required filings, including all applications with regulatory authorities, state charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, each Registrant. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not be revoked with respect to any undersigned director by any subsequent power of attorney the undersigned may execute unless such subsequent power of attorney specifically refers to this Power of Attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney (and unless otherwise required by a provision of law that cannot be waived). This Power of Attorney shall terminate automatically with respect to a Registrant if the undersigned ceases to hold the above-referenced office of the Registrant.

Dated the 19th day of April, 2016.

/s/ William A. Hawkins	Chair of the Board	/s/ Catherine James Paglia	Director
William A. Hawkins		Catherine James Paglia

/s/ Kathleen A. Blatz	Director	/s/ Minor M. Shaw	Director
Kathleen A. Blatz		Minor M. Shaw

/s/ Pamela G. Carlton	Director	/s/ Alison Taunton-Rigby	Director
Pamela G. Carlton		Alison Taunton-Rigby

/s/ William P. Carmichael	Director	/s/ William F. Truscott	Director
William P. Carmichael		William F. Truscott

/s/ Patricia M. Flynn	Director
Patricia M. Flynn